UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 31, 2004

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

2707 North Loop West
Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

                On December 6, 2004, Stewart & Stevenson Services, Inc. (the “Company”) and S&S TUG Service Centers, Inc. (collectively, the “Sellers”) entered into a definitive agreement to sell substantially all of the assets and business of the Company’s Airline Products Division (the “Business”) to TUG Manufacturing Corp, formerly known as Tug Acquisition Corp. (the “Buyer”).  The Buyer was formed for the purpose of acquiring the Business and is affiliated with Jacobson Partners, a New York private equity firm.  The consideration for the acquired assets will be $60 million in cash (plus or minus any working capital adjustment) and the assumption of specified liabilities.

                On December 31, 2004, Sellers and the Buyer entered into Amendment No. 1 to Asset Purchase Agreement to, among other things, (i) eliminate the deferred portion of the consideration and modify the terms of the working capital adjustment, (ii) limit the events which could be deemed to be a “material adverse change” in the operations, assets or financial condition of the Business, and (iii) provide for the execution of certain documentation by the Sellers in connection with the Buyer’s financing of the purchase price.

                The sale is expected to close in January 2005 subject to receipt of required approvals and other customary conditions to closing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: January 5, 2005	By:	/s/ John B. Simmons
		Name:	John B. Simmons
		Title:	Vice President/Chief Financial Officer